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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                -----------------

                                December 16, 2003
                Date of Report (Date of Earliest Event Reported)

                              WCI COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

      DELAWARE                           1-9186                  59-2857021
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)

  24301 Walden Center Drive                                      34134
Bonita Springs, Florida 34134                                  (Zip Code)
    (Address of Principal
      Executive Office)


                                 (239) 947-2600
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

     WCI Communities, Inc. ("WCI") announced today that a trust affiliated with its Chief Executive Officer, Alfred Hoffman, Jr., has entered into a Rule 10b5-1 plan with regards to the trust's WCI common stock holdings. The Alfred Hoffman Jr. 2003 Long Term Trust (the "Trust") entered into the plan in order to monetize a portion of its ownership in WCI and diversify its investment holdings. The plan involves a maximum of 250,000 shares of the 5,238,096 shares currently held by the Trust. The Trust plans to continue to hold the majority of its position in WCI stock. The Rule10b5-1 plan utilizes a variable prepaid forward transaction under which the Trust will receive cash proceeds up front, but retain future upside and voting rights on the stock. The Trust chose to enter into the variable prepaid forward agreement because of its belief in the upside potential of WCI stock and desired to remain exposed to that potential upside.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WCI COMMUNITIES, INC.


                                        By: /s/ Vivien N. Hastings
                                            ------------------------------------
                                            Name:  Vivien N. Hastings
                                            Title: Senior Vice President,
                                                   Secretary and General Counsel


Date:  December 16, 2003